Exhibit 7

DEUTSCHE BANK TRUST COMPANY AMERICAS	FFIEC 031
Legal Title of Bank	Page RC-1

NEW YORK	15
City
NY 10005
State Zip Code
FDIC Certificate Number: 00623

Consolidated Report of Condition for Insured Banks and Savings Associations for March 31, 2012

All schedules are to be reported in thousands dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

	Dollar Amounts In Thousands		RCFD	Tril Bil Mil Thou
ASSETS
1. Cash and balance due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)			0081	167,000	1.a
b. Interest-bearing balances (2)			0071	1,390,000	1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	609,000	2.b
3. Federal funds sold and securities purchased under agreements to resell:			RCON
a. Federal funds sold in domestic offices			B987	155,000	3.a
			RCFD
b. Securities purchased under agreements to resell (3)			B989	9,500,000	3.b
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale			5369	0	4.a
b. Loans and leases, net of unearned income	B528	18,584,000			4.b
c. LESS: Allowance for loan and lease losses	3123	90,000			4.c
d. Loans and leases, net of unearned income and allowance (Item 4.b minus 4.c)			B529	18,494,000	4.d
5. Trading assets (from Schedule RC-D)			3545	4,289,000	5
6. Premises and fixed assets (including capitalized leases)			2145	50,000	6
7. Other real estate owned (from Schedule RC-M)			2150	13,000	7
8. Investments in unconsolidated subsidiaries and associated companies			2130	0	8
9. Direct and indirect investments in real estate ventures			3656	0	9
10. Intangible assets:
a. Goodwill			3163	0	10.a
b. Other intangible assets (from Schedule RC-M)			0426	45,000	10.b
11. Other assets (from Schedule RC-F)			2160	5,127,000	11

12. Total assets (sum of items 1 through 11)			2170	39,839,000	12

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS	FFIEC 031
Legal Title of Bank	Page RC-1a

FDIC Certificate Number: 00623	15a

Schedule RC—Continued

	Dollar Amounts In Thousands			Tril Bil Mil Thou
LIABILITIES

13. Deposits:			RCON
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			2200	18,643,000	13.a
(1) Noninterest-bearing (1)	6631	13,250,000			13.a.1
(2) Interest-bearing	6636	5,393,000			13.a.2
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN
(from Schedule RC-E, part II)			2200	6,336,000	13.b
(1) Noninterest-bearing	6631	2,105,000			13.b.1
(2) Interest-bearing	6636	4,231,000			13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:			RCON
a. Federal funds purchased in domestic offices (2)			B993	4,315,000	14.a
			RCFD
b. Securities sold under agreements to repurchase (3)			B995	0	14.b
15. Trading liabilities (from Schedule RC-D)			3548	228,000	15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			3190	264,000	16
17. and 18. Not applicable
19. Subordinated notes and debentures (4)			3200	0	19
20. Other liabilities (from Schedule RC-G)			2930	1,371,000	20

21. Total liabilities (sum of items 13 through 20)			2948	31,157,000	21

22. Not applicable

(1)	Includes noninterest-bearing demand, time, and savings deposits.
(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, Item 16, “Other borrowed money.”
(3)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4)	Includes limited-life preferred stock and related surplus.

DEUTSCHE BANK TRUST COMPANY AMERICAS	FFIEC 031
Legal Title of Bank	Page RC-2

FDIC Certificate Number: 00623	16

EQUITY CAPITAL
Bank Equity Capital	RCFD	Tril Bil Mil Thou
23. Perpetual preferred stock and related surplus	3838	0	23
24. Common stock	3230	2,127,000	24
25. Surplus (excludes all surplus related to preferred stock)	3839	591,000	25
25. a. Retained earnings	3632	5,694,000	26.a
b. Accumulated other comprehensive income (5)	B530	26,000	26.b
c. Other equity capital components (6)	A130	0	26.c
27. a. Total bank equity capital (sum of items 23 through 26.c)	3210	8,438,000	27.a

b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	244,000	27.b
28. Total equity capital (sum of items 27.a and 27.b)	G105	8,682,000	28

29. Total liabilities and equity capital (sum of items 21 and 28)	3300	39,839,000	29

Memoranda

To be reported with the March Report of Condition.
	RCFD	Number
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2011		1	M.1

1	–	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2	–	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3	–	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm.

4	–	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5	–	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6	–	Review of the bank’s financial statements by external auditors

7	–	Compilation of the bank’s financial statements by external auditors

8	–	Other audit procedures (excluding tax preparation work)

9	–	No external audit work

To be reported with the March Report at Condition.	RCON	MM / DD
2. Bank’s fiscal year-end date	8678	12/31	M.2

(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.